UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 4, 2010

Commission file number 333-113658

Sensus (Bermuda 2) Ltd.	Sensus USA Inc.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Bermuda	98-0413362	Delaware	51-0338883
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8537 Six Forks Road, Suite 400, Raleigh, North Carolina 27615

(Address of principal executive offices) (Zip Code)

(919) 845-4000

(Registrants’ telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 22, 2009, Mr. Eugene R. McGrath was elected to serve as a director of Sensus (Bermuda 2) Ltd. (“Bermuda 2”) by its sole member, Sensus (Bermuda 1) Ltd. (“Bermuda 1”), and as a director of Sensus USA Inc. (“Sensus USA” and, together with Bermuda 2, the “Company”) by its sole shareholder, Bermuda 2. Mr. McGrath was required to seek the approval of the Federal Energy Regulatory Commission (“FERC”) in order to accept the invitation to serve on the Company’s Board of Directors. Mr. McGrath received FERC approval on December 30, 2009 and accepted the invitation on January 4, 2010.

In connection with his service as a director of the Company, Mr. McGrath will receive an annual retainer of $50,000, which will be increased to $70,000 if Mr. McGrath becomes a member of the Audit Committee or the Compensation Committee of the Company’s Board of Directors, and a fee of $5,000 for each meeting of the Company’s Board of Directors that Mr. McGrath attends.

Mr. McGrath will also receive a grant of options in the amount of 10,000 shares of Class B common stock of Bermuda 1. The options are service time vested over five years from the date of grant, provided that no vesting occurs prior to the second anniversary of the date of the grant. In addition, the vesting of the options may accelerate upon the occurrence of certain stated liquidity events. The options have an exercise price of $6.00 per share. The grant was made in accordance with and subject to the terms and conditions of the Sensus Metering Systems 2007 Stock Option Plan (the “Option Plan”). The Company expects to enter into an option agreement with Mr. McGrath substantially in the form of the Company’s Notice of Stock Option Grant and Nonqualified Stock Option Agreement (together, the “Option Agreement”). A copy of the Option Plan was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated October 21, 2009 (filed on October 27, 2009) and is incorporated herein by reference. A copy of the Option Agreement was filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007 and is incorporated herein by reference.

There is no arrangement or understanding between Mr. McGrath and any other person pursuant to which Mr. McGrath was selected as a director of the Company. There are no relationships or related party transactions involving Mr. McGrath or any member of his immediate family required to be disclosed pursuant to Item 404(a) of Regulation S-K. The Company’s Board of Directors has not yet made any determination concerning the committees of the Company’s Board of Directors to which Mr. McGrath may be appointed. A copy of the press release relating to Mr. McGrath’s election as a director is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Sensus Metering Systems 2007 Stock Option Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated October 21, 2009 (filed on October 27, 2009)).

10.2	Sensus Metering Systems Form of Nonqualified Stock Option Grant (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007).

99.1	Press release announcing the election of Eugene R. McGrath as a director, dated January 6, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSUS (BERMUDA 2) LTD.

Dated: January 6, 2010	By:	/S/ PETER MAINZ
	Name:	Peter Mainz
	Title:	Chief Executive Officer & President

SENSUS USA INC.

Dated: January 6, 2010	By:	/S/ PETER MAINZ
	Name:	Peter Mainz
	Title:	Chief Executive Officer & President